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                                                                   Exhibit 11.1
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                             SYMBOLLON CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                  The Three-Months Ended September 30,   The Nine-Months Ended September 30,
                                  ------------------------------------   -----------------------------------
                                         1997             1996                 1997              1996
                                     -----------      -----------           -----------      -----------
Net Income (Loss).................   $   506,326      $  (245,476)          $   141,297      $  (718,185)
                                     ===========      ===========           ===========      ===========
Primary income (loss) per share:
  Weighted average common and
  common equivalent shares outstanding 3,142,178        2,715,296             2,806,520        2,559,095




  Shares subject to restriction...      (700,000)        (700,000)             (700,000)        (700,000)
                                     -----------      -----------           -----------       ----------
                                       2,442,178        2,015,296             2,106,520        1,859,095
                                     ===========      ===========           ===========       ==========

Income (Loss) per share (1):......   $      0.21      $     (0.12)          $      0.07       $    (0.39)
                                     ===========      ===========           ===========       ==========

(1) There is no difference between primary and fully diluted income (loss) per share.

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